UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 14, 2006 (October 30, 2006)

SHUMATE INDUSTRIES, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

000-30291	03-0453686
(Commission File Number)	(I.R.S. Employer Identification Number)

12060 FM 3083
Conroe, Texas 77301
(Address of Principal Executive Offices, including Zip Code)

(936) 539-9533
(Registrant’s Telephone Number, including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry into a Material Definitive Agreement

Between October 30, 2006 and December 14, 2006, Shumate Industries, Inc. (the "Company") sold an aggregate of 3,787,550 shares of its common stock, par value $0.001 per share ("Common Stock") in a private placement offering (“Offering”) to accredited and institutional investors ("Investors") pursuant to exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") for aggregate gross proceeds of $3,787,550. The Company intends to use the net proceeds from the Offering to launch its new Hemiwedge® Valve technology, and for working capital and general corporate purposes, including settling its outstanding $2.5 million debenture with Stillwater National Bank for $525,000 (which was repaid by the Company on December 1, 2006). See Item 1.02 below.

First Montauk Securities Corp., an NASD member firm, acted as placement agent (“Placement Agent”) in connection with the Offering. The purchase price per share of Common Stock was $1.00. The Company sold an aggregate of 3,787,550 shares of its Common Stock and is obligated to issue an aggregate of 1,893,775 Class A Warrants, each exercisable at $1.25 per share to the Investors in the Offering. The Warrants are exercisable for a period of 5 years from the date of the final closing of the Offering. For its services in connection with the Offering, the Placement Agent received a 7.0% cash commission, a 3.0% non-accountable expense allowance, a 1.0% management fee, and 378,755 warrants ("Warrants") to purchase shares of Common Stock at an exercise price of $1.25 per share. The Company also paid legal fees of an aggregate of $22,500 to counsel for the Placement Agent.

Certain terms of the Offering as previously described in our Form 8-K filed on November 3, 2006 have been revised so that (i) there are no Class B Warrants being issued in connection with the Offering, (ii) the Class A Warrant exercise price is $1.25 per share, and (iii) the purchase price per share of Common Stock is $1.00 per share.

Pursuant to the terms of the Offering the Company is obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not available another appropriate form) registering the resale of shares of the Company's Common Stock sold in this Offering and the Common Stock underlying the Class A and Placement Agent Warrants. The Company is required to file the registration statement within 30 days of the final closing of the Offering. If the registration statement is not timely filed or if the registration is suspended other than as permitted and if the Company does not respond to SEC comments, if any, within 15 days from receipt thereof, the Company will be obligated to pay each Investor a fee equal to 1.0% of such Investor's purchase price of the Common Stock for each 30 day period (pro rated for partial periods), that such registration conditions are not satisfied for a period not to exceed eleven months.

Additionally, the Company has granted the Investors in this Offering a right of participation, for a period of one (1) year from the final closing of the Offering, to participate in any subsequent equity financing that the Company conducts, subject to rights granted to previous investors.

In the event that during the period commencing on December 14, 2006 and ending on the earlier to occur of: (i) March 14, 2008; or (ii) the Company and @Balance Americas, a Shell Technology Ventures company, entering into a definitive distribution agreement for the Company’s Hemiwedge® DIV product, the Company sells any shares of its Common Stock or securities convertible into Common Stock or exercisable for shares of Common Stock at less than

$1.00 per share, the Company shall be obligated to adjust, on a full-ratchet basis, the number of shares of Common Stock issued to Investors in this Offering as if the shares of Common Stock purchased in this Offering were purchased at such lower price.

In the event that, during the period commencing on December 14, 2006 and ending on the earlier to occur of: (i) March 14, 2008; or (ii) the Company and @Balance Americas, a Shell Technology Ventures company entering into a definitive distribution agreement for the Company’s Hemiwedge® DIV product, the Company sells any shares of its Common Stock or securities convertible into Common Stock or exercisable for shares of Common Stock at less than the exercise price of the Class A Warrants, the Company shall be obligated to adjust, on a full-ratchet basis, the exercise prices thereof, as applicable.

The Class A Warrants are subject to redemption by the Company upon 20 days prior written notice provided: (i) the Common Stock has traded at or above $2.50 per share during the 15 consecutive trading days prior to a written notice of redemption by the Company; (ii) there is an effective registration statement covering the resale of the shares of Common Stock underlying the Warrants at the time of redemption; and (iii) the Common Stock has traded an average of 100,000 shares per day. The redemption price shall be $0.01 per Warrant. All holders of Warrants will have the opportunity to exercise any such Warrant prior to the date of redemption.

Item 1.02. Termination of a Material Definitive Agreement

On December 1, 2006, the Company delivered $525,000 to Stillwater National Bank as full payment of a $2.5 million debenture (“Debenture”) dated October 19, 2005 owed to Stillwater National Bank. In connection with this payment, Stillwater National Bank agreed to the cancellation of the entire remaining outstanding principal and approximately $225,000 of accrued interest as of September 30, 2006, due and owing under the terms of the Debenture.

Stillwater National Bank owns 2,368,000, or approximately 13%, of the issued and outstanding shares, after this offering, of the Company’s common stock. Additionally, the Company has an outstanding equipment term loan in the amount of approximately $3.46 million with Stillwater National Bank and an outstanding balance of approximately $900,000 on its line of credit with Stillwater National Bank, as of September 30, 2006.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of Common Stock and Warrants.

Item 9.01. Financial Statements and Exhibits.

Not Applicable.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUMATE INDUSTRIES, INC.

Date: December 14, 2006	By:	/s/ Matthew C. Flemming

Matthew C. Flemming, Chief Financial Officer